Amendment No. 1

To FIFth Amended and Restated

Agreement and Declaration of Trust of

AIM FUNDS GROUP (INVESCO FUNDS GROUP)

This Amendment No. 1 (the “Amendment”) to the Fifth Amended and Restated Agreement and Declaration of Trust of AIM Funds Group (Invesco Funds Group) (the “Trust”) amends, the Fifth Amended and Restated Agreement and Declaration of Trust of the Trust dated as of September 20, 2022 (the “Agreement”).

Under Section 9.7 of the Agreement, this Amendment may be executed by a duly authorized officer of the Trust.

WHEREAS, effective August 22, 2025, the Trust desires to amend the Agreement to change the names of Invesco EQV European Small Company Fund to Invesco Global Small Cap Equity Fund and Invesco EQV International Small Company Fund to Invesco International Small Company Fund on Schedule A;

NOW, THEREFORE, the Agreement is hereby amended as follows:

1.	Schedule A of the Agreement is hereby amended and restated to read in its entirety as set forth on Exhibit 1 to this Amendment.

2.	All references in the Agreement to “this Agreement” shall mean the Agreement as amended by this Amendment.

3.	Except as specifically amended by this Amendment, the Agreement is hereby confirmed and remains in full force and effect.

IN WITNESS WHEREOF, the undersigned, a duly authorized officer of the Trust, has executed this Amendment as of 8/7/2025

By:	/s/ Melanie Ringold
Names: Melanie Ringold
Title: Secretary, Senior Vice President and Chief Legal Officer

EXHIBIT 1

SCHEDULE A

AIM FUNDS GROUP (INVESCO FUNDS GROUP)
PORTFOLIOS AND CLASSES THEREOF

PORTFOLIO	CLASSES OF EACH PORTFOLIO
Invesco Global Core Equity Fund	Class A Shares Class B Shares Class C Shares Class F Shares Class R Shares Class R5 Shares Class R6 Shares Class T Shares Class Y Shares
Invesco Global Small Cap Equity Fund	Class A Shares Class B Shares Class C Shares Class F Shares Class R5 Shares Class R6 Shares Class T Shares Class Y Shares
Invesco International Small Company Fund	Class A Shares Class B Shares Class C Shares Class F Shares Class R5 Shares Class R6 Shares Class T Shares Class Y Shares
Invesco Small Cap Equity Fund	Class A Shares Class B Shares Class C Shares Class F Shares Class R Shares Class R5 Shares Class R6 Shares Class T Shares Class Y Shares